UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 18, 2026

TEAMSHARES INC.

(Exact name of registrant as specified in its charter)

Delaware	001-42540	61-2235506
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

214 Sullivan Street, 3B

New York, NY 10012

(Address of principal executive offices, including zip code)

(917) 310-2731

Registrant’s telephone number, including area code

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.0001 per share	TMS	The Nasdaq Stock Market LLC
Warrants, each whole warrant exercisable for one share of Common Stock at an exercise price of $11.50 per share	TMSWW	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

INTRODUCTORY NOTE

Terms used in this Current Report on Form 8-K (this “Current Report”) but not defined herein, or for which definitions are not otherwise incorporated by reference herein, shall have the meaning given to such terms in the Proxy Statement/Prospectus (as defined below) in the section entitled “Frequently Used Terms” and such definitions are incorporated herein by reference.

This Current Report incorporates by reference certain information from reports and other documents that were previously filed with the Securities and Exchange Commission (the “SEC”), including certain information from the Proxy Statement/Prospectus. To the extent there is a conflict between the information contained in this Current Report and the information contained in such prior reports and documents incorporated by reference herein, the information in this Current Report controls.

Business Combination

As previously announced, on November 14, 2025, Live Oak Acquisition Corp. V, a Cayman Islands exempted company (“Live Oak”), entered into an Agreement and Plan of Merger (as amended by the First Amendment dated April 1, 2026 and the Second Amendment dated May 13, 2026, the “Merger Agreement”), by and among Live Oak, Catalyst Sub Inc., a Delaware corporation and a direct, wholly-owned subsidiary of Live Oak (“Merger Sub”), Catalyst Sub 2 LLC, a Delaware limited liability company and a direct, wholly-owned subsidiary of Live Oak (“Merger Sub II,” to be renamed “Teamshares LLC” effective at Closing), Live Oak Sponsor V LLC, in its capacity as SPAC Representative (the “Sponsor”), Brian Gaebe, in his capacity as Seller Representative, and Teamshares Inc., a Delaware corporation (“Legacy Teamshares”).

On June 18, 2026 (the “Closing Date”), as contemplated by the Merger Agreement and described in the section titled “The Business Combination Proposal (Proposal 1)” of the definitive proxy statement and final prospectus, dated May 27, 2026 (the “Proxy Statement/Prospectus”) and filed with the SEC (File No. 333-294869), Live Oak, Merger Sub, Merger Sub II and Legacy Teamshares consummated the transactions contemplated by the Merger Agreement and its related agreements (the “Transactions”), culminating in (i) Live Oak de-registering from the Register of Companies in the Cayman Islands and transferring by way of continuation out of the Cayman Islands and into the State of Delaware so as to become a Delaware corporation (the “Domestication”), (ii) Merger Sub merging with and into Legacy Teamshares, with Legacy Teamshares continuing as the surviving corporation (the “Surviving Corporation”) (the date and time of such merger, the “First Effective Time”) as a wholly-owned subsidiary of Live Oak (the “First Merger”), and (iii) immediately thereafter, the Surviving Corporation merging with and into Merger Sub II, with Merger Sub II (renamed as “Teamshares LLC”) continuing as the surviving entity (the “Surviving Entity”) and as a wholly-owned subsidiary of Live Oak (the “Second Merger” and together with the First Merger, the “Mergers”, and together with the Domestication and the other transactions contemplated by the Merger Agreement and the related agreements, the “Business Combination”). The two-step merger structure is intended to qualify as a tax-deferred reorganization under Section 368(a) of the Internal Revenue Code of 1986, as amended.

Overview of Transactions

On June 16, 2026, Live Oak held an extraordinary general meeting of shareholders of Live Oak (the “Extraordinary General Meeting”) where the shareholders of Live Oak considered and approved, among other matters, a proposal described in the Proxy Statement/Prospectus to approve the entry into the Merger Agreement and consummate the Transactions contemplated thereby.

On June 16, 2026, as contemplated by the Merger Agreement and described in the section titled “The Domestication Proposal (Proposal 2)” of the Proxy Statement/Prospectus, Live Oak filed a notice of deregistration with the Cayman Islands Registrar of Companies, together with the necessary accompanying documents, and, on June 18, 2026, filed a certificate of incorporation (the “Certificate of Incorporation”) and a certificate of corporate domestication with the Secretary of State of the State of Delaware, pursuant to which Live Oak was domesticated and continues as a Delaware corporation, and effective upon the Closing, changing its name to “Teamshares Inc.” (the “Company”).

In connection with the Domestication, the then-issued and outstanding Live Oak Class B Ordinary Shares were converted, on a one-for-one basis, into shares of Live Oak Class B Common Stock. Further, in connection with the Closing, the then-issued and outstanding shares of Live Oak Class B Common Stock converted automatically, on a one-for-one basis, into shares of common stock, par value $0.0001 per share, of the Company (“Common Stock”).

As a result of the Mergers, and upon the Closing, pursuant to the terms of the Merger Agreement, among other things:

•

All of the issued and outstanding capital stock of Legacy Teamshares as of immediately prior to the First Effective Time were automatically cancelled and ceased to exist, in exchange for the rights of (A) each Teamshares Stockholder to receive its pro rata share of the Stockholder Merger Consideration (after giving effect to certain elections by certain Legacy Teamshares preferred holders (“Liquidation Preference Elections”) and, thereafter, giving effect to the conversion of all remaining shares of Legacy Teamshares preferred stock into shares of Legacy Teamshares common stock in accordance with the terms of the Merger Agreement (“Company Preferred Stock Exchange”) or otherwise treating shares of Company Preferred Stock on an as converted to Company Common Stock basis), but excluding treasury stock owned by Legacy Teamshares or a direct or indirect subsidiary thereof (“Treasury Shares”) and (B) each Earnout Participant (as defined below) to receive certain Earnout Shares (as defined below), if any such shares are issued in accordance with the terms and conditions of the Merger Agreement; and

•

All outstanding options to purchase equity securities of Legacy Teamshares with exercise prices less than the Per Share Price determined as of the Closing, as further described below, that remained outstanding as of the First Effective Time, whether vested or unvested, were assumed by the Company and replaced with Assumed Options, subject to equitable adjustments to the exercise prices and number of shares for which such Assumed Options are exercisable, all upon the terms and subject to the conditions set forth in the Merger Agreement and in accordance with applicable law; and

•

All Legacy Teamshares warrants, convertible debt, “out-of-the-money” options and other convertible securities outstanding and not exercised or converted prior to the First Effective Time were terminated and did not receive any consideration in connection with the Mergers.

•

Under the Merger Agreement, a Legacy Teamshares option will be considered “in-the-money” if its per-share exercise price is less than the “Per Share Price” determined in accordance with the terms of the Merger Agreement. The Per Share Price is calculated as follows: Merger Consideration ÷ Fully-Diluted Company Shares as of the Closing.

Pursuant to the Merger Agreement, the aggregate merger consideration (the “Aggregate Merger Consideration”) paid to the holders of securities of Legacy Teamshares was $525.0 million, paid in newly issued shares of Common Stock (and Assumed Vested Options), valued at $10.00 per share. The total Merger Consideration Shares equaled 52,500,000; the Stockholder Merger Consideration was approximately 49,435,918 shares of Common Stock and the Assumed Vested Options were exercisable on a net basis for approximately 3,064,082 shares of Common Stock.

Certain former Legacy Teamshares securityholders (the “Earnout Participants”) have the contingent right to receive up to 6,000,000 additional shares of Common Stock (“Earnout Shares”) during a five-year earnout period (the “Earnout Period”), in three equal tranches vesting upon the VWAP of Common Stock equaling or exceeding $12.00, $15.00 and $20.00, respectively, for 20 of any 30 consecutive trading days (or upon a qualifying change of control at an implied price at or above $12.00).

In addition, 1,150,000 Deferred Founder Shares and up to 1,150,000 Incentive Founder Shares held by the Sponsor are subject to vesting and forfeiture based on certain Founder Share Triggering Events over a five-year Founder Share Measurement Period. As of the date of this Current Report, 63,300 Incentive Founder Shares are expected to be transferred to the SAFE Investors as “bonus” shares deliverable under the terms of the Teamshares SAFEs and 37,171 Incentive Founder Shares are expected to be transferred in connection with investors that entered into non-redemption agreements. To the extent that the Sponsor has not transferred or forfeited all of the Incentive Founder Shares at or prior to the Closing, then Sponsor shall forfeit fifty percent (50%) of the remaining Incentive Founder Shares at the Closing and the other remaining fifty percent (50%) of such Incentive Founder Shares shall become subject to vesting (or forfeiture) on the basis of achieving certain share price targets during the Founder Share Measurement Period. As a result, there are expected to be 524,765 Incentive Founder Shares that remain outstanding following the closing of the Business Combination.

PIPE Investment

Pursuant to the subscription agreements (the “Subscription Agreements”) entered into on November 14, 2025, by and among Live Oak and certain investors (collectively, the “Initial PIPE Investors”), the Company issued and sold to the Initial PIPE Investors (substantially concurrently with the consummation of the Business Combination) an aggregate of 13,750,000 shares (the “PIPE Shares”) of Common Stock for aggregate gross proceeds of approximately $126.5 million (the “PIPE Investment”). The terms of the Subscription Agreements are described in the Proxy Statement/Prospectus in the section titled “The Business Combination Proposal (Proposal 1)— Related Agreements—PIPE Subscription Agreement.”

The foregoing description of the Subscription Agreements is a summary only and is qualified in its entirety by the full text of the form of Subscription Agreement, , the form of which is included as Exhibit 10.8 hereto and incorporated herein by reference.

Simple Agreements for Future Equity (SAFE) Investments

In addition, during the period between December 2025 and May 2026, Legacy Teamshares and SAFE Investors entered into simple agreements for future equity for aggregate purchase amounts of approximately $6.3 million, of which $3.0 million was received by Legacy Teamshares in December 2025, $1.1 million was received by Legacy Teamshares in January 2026, $1.3 million was received by Legacy Teamshares in April 2026 and $1.0 million was received by Legacy Teamshares in May 2026. Certain holders of SAFEs issued by Legacy Teamshares automatically converted their SAFEs into shares of Common Stock at the Closing (representing approximately 1% of the Company).

Non-Redemption Agreements

In connection with the Closing of the Business Combination, Live Oak entered into Non-Redemption Agreements (the “Non-Redemption Agreements”), dated as of June 5, 2026, with unaffiliated third-party shareholders of Live Oak (each, a “NRA Investor” and collectively, the “NRA Investors”) and Sponsor in accordance with the terms of the Merger Agreement.

Pursuant to the Non-Redemption Agreements, the NRA Investors agreed not to redeem an aggregate of 276,646 Class A ordinary shares of Live Oak (the “Non-Redeemed Shares”) at the Extraordinary General Meeting. In exchange for the foregoing commitment to Live Oak to not redeem the Non-Redeemed Shares, the Sponsor agreed to transfer to the NRA Investors, contemporaneously with the Closing, an aggregate of 37,171 shares of Class B Common Stock held by the Sponsor, provided that such NRA Investors do not exercise their respective redemption rights with respect to the Non-Redeemed Shares in connection with the Extraordinary General Meeting. The foregoing description of the Non-Redemption Agreements does not purport to be complete and is qualified in its entirety by reference to the Form of Non-Redemption Agreement attached hereto as Exhibit 10.17, which is incorporated herein by reference.

A description of the Business Combination and the terms of the Merger Agreement are included in the Proxy Statement/Prospectus in the section titled “The Business Combination Proposal (Proposal 1).” The foregoing description of the Transactions is a summary only, does not purport to be complete, and is qualified in its entirety by the full text of the Merger Agreement and the amendments thereto, which are incorporated by reference to this Current Report as Exhibits 2.1, 2.2 and 2.3.

For accounting purposes, the Business Combination is treated as a reverse recapitalization, with Live Oak treated as the “acquired” company and Legacy Teamshares as the accounting acquirer. The net assets of Live Oak are stated at historical cost, with no goodwill or other intangible assets recorded. The operations presented in the financial statements of the Company following the Closing are those of Legacy Teamshares.

Item 1.01.	Entry into a Material Definitive Agreement.

Indemnification Agreements

In connection with the consummation of the Transactions, on the Closing Date, the Company entered into indemnification agreements with each of its directors and executive officers. These agreements, among other things, require the Company to indemnify its directors and officers for certain expenses, including attorneys’ fees, judgments, fines and settlement amounts incurred by a director or officer in any action or proceeding arising out of their services as one of the Company’s directors or officers or any other company or enterprise to which the person provides services at the Company’s request.

The foregoing description of the indemnification agreements is qualified in its entirety by the full text of the form of indemnification agreement, which is filed as Exhibit 10.1 hereto and incorporated herein by reference.

Lock-Up Agreements

Sponsor Letter Agreement

Contemporaneously with the execution and delivery of the Merger Agreement and in connection with the consummation of the Transactions and as contemplated by the Merger Agreement, Live Oak entered into the Sponsor Letter Agreement with the Sponsor and Legacy Teamshares, pursuant to which the Sponsor agreed, among other things, to certain transfer restrictions with respect to shares of Common Stock held by the Sponsor following the Closing. The material terms of the Sponsor Letter Agreement are described in the section of the Proxy Statement/Prospectus titled “The Business Combination Proposal (Proposal 1)— Related Agreements—Sponsor Letter Agreement.” The foregoing description is qualified in its entirety by the text of the Sponsor Letter Agreement, which is included as Exhibit 10.2 to this Current Report and is incorporated herein by reference.

Significant Company Holder Lock-Up

Contemporaneously with the execution and delivery of the Merger Agreement and in connection with the consummation of the Transactions and as contemplated by the Merger Agreement, Live Oak and certain equity holders of Legacy Teamshares entered into lock-up agreements, pursuant to which such holders agreed not to, among other things, sell, pledge, grant any option to purchase or otherwise dispose of their shares of Common Stock for a specified period following the Closing Date. The foregoing description is qualified in its entirety by the text of the form of Significant Company Holder Lock-Up Agreement, which is included as Exhibit 10.3 to this Current Report and is incorporated herein by reference.

Management Lock-Up

Contemporaneously with the execution and delivery of the Merger Agreement and in connection with the consummation of the Transactions, Live Oak and each member of the Legacy Teamshares’s management entered into lock-up agreements, pursuant to which such holders agreed to certain transfer restrictions with respect to their shares of Common Stock for a specified period following the Closing Date. The foregoing description is qualified in its entirety by the text of the form of Management Lock-Up Agreement, which is included as Exhibit 10.4 to this Current Report and is incorporated herein by reference.

Employee Lock-Up

On the Closing Date, the Company and Company employees entered into lock-up agreements, pursuant to which such holders agreed not to, among other things, sell, pledge, grant any option to purchase or otherwise dispose of their shares of Common Stock for a specified period following the date of the Employee Lock-up Agreement. The foregoing description is qualified in its entirety by the text of the form of Employee Lock-Up Agreement, which is included as Exhibit 10.5 to this Current Report and is incorporated herein by reference.

Released Former Sponsor Shares

Notwithstanding the transfer restrictions described above, pursuant to the First Insider Letter Amendment, dated November 14, 2025, and the Second Insider Letter Amendment, dated April 1, 2026, each by and among the Company, the Sponsor and Legacy Teamshares (collectively, the “Insider Letter Amendments”), an aggregate of 100,471 Incentive Founder Shares that were actually utilized to incentivize commitments for financing transactions and non-redemption arrangements in connection with the Business Combination were released from the Sponsor lock-up restrictions upon the Closing and are not subject to the transfer restrictions otherwise applicable to the Sponsor Shares.

The foregoing description is qualified in its entirety by the text of the Insider Letter Amendments, which are included as Exhibits 10.2(a) and 10.2(b) to this Current Report and is incorporated herein by reference.

Amended and Restated Registration Rights Agreement

On the Closing Date, in connection with the consummation of the Transactions and as contemplated by the Merger Agreement, Live Oak, the Sponsor, certain persons and entities receiving shares of Common Stock in connection with the Business Combination (the “New Holders” and, together with the Sponsor, the “Reg Rights Holders”) entered into the Amended and Restated Registration Rights Agreement (the “A&R Registration Rights Agreement”), pursuant to which the Company has agreed to use its commercially reasonable efforts to (1) file with the SEC (at the Company’s sole cost and expense) a registration statement registering the resale of certain securities held by or issuable to the Reg Rights Holders (the “Resale Registration Statement”) and (2) cause the Resale Registration Statement to become effective as soon as reasonably practicable after the filing thereof. In certain circumstances, the Reg Rights Holders may demand underwritten offerings and will be entitled to customary piggyback registration rights.

The material terms of the A&R Registration Rights Agreement are described in the section of the Proxy Statement/Prospectus titled “The Business Combination Proposal (Proposal 1)—Related Agreements—Registration Rights Agreement.” The foregoing description of the A&R Registration Rights Agreement is qualified in its entirety by the full text of the A&R Registration Rights Agreement, a copy of which is filed as Exhibit 10.6 to this Current Report and incorporated herein by reference.

Subscription Agreements

The information set forth under the “Introductory Note—PIPE Investment” above is incorporated into this Item 1.01 by reference.

Forward Purchase Agreement

On June 1, 2026, in connection with the Business Combination, Live Oak entered into an agreement (the “Forward Purchase Agreement”) with a fund sub-advised by JBA Asset Management LLC (“Seller”) for an OTC Equity Prepaid Forward Transaction to purchase shares of Common Stock. Capitalized terms used but not otherwise defined in this subsection have the meanings ascribed to them in the Forward Purchase Agreement.

The foregoing description of the Forward Purchase Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the Forward Purchase Agreement, a copy of which is included as Exhibit 10.9 to this Current Report and is incorporated herein by reference.

Item 2.01.	Completion of Acquisition or Disposition of Assets.

The disclosure set forth under “Introductory Note” above is incorporated into this Item 2.01 by reference.

FORM 10 INFORMATION

Item 2.01(f) of Form 8-K provides that if the predecessor registrant was a “shell company” (as such term is defined in Rule 12b-2 under the Securities Exchange Act of 1934, as amended (the “Exchange Act”)), as Live Oak was immediately before the Transactions, then the registrant must disclose the information that would be required if the registrant were filing a general form for registration of securities on Form 10. As a result of the consummation of the Transactions, and as discussed below in Item 5.06 of this Current Report, the Company has ceased to be a shell company. Accordingly, the Company is providing the information below that would be included in a Form 10 if it were to file a Form 10. Please note that the information provided below relates to the combined company after the consummation of the Transactions, unless otherwise specifically indicated or the context otherwise requires.

Cautionary Note Regarding Forward-Looking Statements

This Current Report and the documents incorporated herein by reference contain “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995, as amended. We intend such forward-looking statements to be covered by the safe harbor provisions for forward-looking statements contained in Section 27A of the Securities Act of 1933, as amended (the “Securities Act”) and Section 21E of the Exchange Act. These forward-looking statements include, without limitation, statements relating to expectations for future financial performance, business strategies or expectations of our businesses. These statements are based on the beliefs and assumptions of the Company’s management. Although the Company believes that its plans, intentions and expectations reflected in or suggested by these forward-looking statements are reasonable, the Company cannot assure you that it will achieve or realize these plans, intentions or expectations. These statements constitute projections, forecasts and forward-looking statements, and are not guarantees of performance. Such statements can be identified by the fact that they do not relate strictly to historical or current facts. When used in this Current Report, words such as “anticipate,” “believe,” “can,” “continue,” “could,” “estimate,” “expect,” “forecast,” “intend,” “may,” “might,” “plan,” “possible,” “potential,” “predict,” “project,” “seek,” “should,” “strive,” “target,” “will,” “would” and the negative of those words and similar expressions may identify forward-looking statements, but the absence of these words does not mean that a statement is not forward-looking.

These forward-looking statements are neither promises nor guarantees, and are subject to a number of important factors that could cause actual results to differ materially from any future results, performance or achievements expressed or implied by the forward-looking statements, including without limitation:

•	the ability of the Company to realize the benefits expected from the Transactions;

•	the ability to maintain the listing of the Common Stock on The Nasdaq Stock Market LLC (“Nasdaq”);

•	the ability to raise financing in the future and to comply with restrictive covenants related to long-term indebtedness;

•	the future financial performance of the Company following the Business Combination;

•	the Company’s ability to retain or recruit, or to effect changes required in, its officers, key employees or directors following the Business Combination;

•	the Company’s ability to successfully acquire, integrate and grow small-to-medium-sized businesses and implement its tech-enabled employee ownership platform;

•	the Company’s ability to comply with laws and regulations applicable to its business;

•	expectations regarding the time during which the Company will be an “emerging growth company” under the Jumpstart Our Business Startups Act of 2012, as amended; and

•	other risks and uncertainties set forth in the Proxy Statement/Prospectus in the section titled “Risk Factors”, which is incorporated herein by reference.

These forward-looking statements are based on information available as of the date of this Current Report and the Company’s management teams’ current expectations, forecasts and assumptions, and involve a number of judgments, known and unknown risks and uncertainties and other factors, many of which are outside the control of the Company and their respective directors, officers and affiliates. Accordingly, forward-looking statements should not be relied upon as representing the views of the Company’s management as of any subsequent date. The Company does not undertake any obligation to update, add or to otherwise correct any forward-looking statements contained herein to reflect events or circumstances after the date they were made, whether as a result of new information, future events, inaccuracies that become apparent after the date hereof or otherwise, except as may be required under applicable securities laws.

Business

The business and properties of Live Oak and Legacy Teamshares prior to the Business Combination are described in the Proxy Statement/Prospectus in the sections titled “Information About Live Oak” and “Information About Teamshares”, which are incorporated herein by reference.

Risk Factors

The risks associated with the Company’s business are described in the Proxy Statement/Prospectus in the section titled “Risk Factors”, which is incorporated herein by reference.

Financial Information

The information set forth under Item 9.01(a) and (b) of this Current Report with respect to the financial statements and pro forma financial information of the Company, Live Oak and Legacy Teamshares is incorporated herein by reference.

Management’s Discussion and Analysis of Financial Condition and Results of Operations

Management’s discussion and analysis of financial condition and results of operations of Legacy Teamshares prior to the consummation of the Business Combination, for the years ended December 31, 2025 and 2024 and for the three months ended March 31, 2026 and 2025, are described in the Proxy Statement/Prospectus in the section titled “Management’s Discussion and Analysis of Financial Condition and Results of Operations of Teamshares” beginning on page 279 of the Proxy Statement/Prospectus, which is incorporated herein by reference.

Additionally, our historical results are not necessarily indicative of the results that may be expected for any period in the future. References in this section to “Teamshares,” “we,” “our,” “us” and the “Company” generally refer to Legacy Teamshares and its consolidated subsidiaries prior to the Business Combination and to the Company and its consolidated subsidiaries after giving effect to the Business Combination.

Quantitative and Qualitative Disclosures about Market Risk

Quantitative and qualitative disclosures about market risk applicable to Legacy Teamshares prior to the Business Combination, as of March 31, 2026 and 2025 are included in the Proxy Statement/Prospectus in the section titled “Management’s Discussion and Analysis of Financial Condition and Results of Operations of Teamshares—Quantitative and Qualitative Disclosures About Market Risk” beginning on page 308 of the Proxy Statement/Prospectus, which is incorporated herein by reference.

Properties

Reference is made to the disclosure contained in the Proxy Statement/Prospectus in the section titled “Information About Teamshares”, which is incorporated herein by reference.

Security Ownership of Certain Beneficial Owners and Management

The following table sets forth beneficial ownership of Common Stock following the consummation of the Transactions by:

•	each person who is known to be the beneficial owner of more than 5% of the outstanding shares of Common Stock;

•	each of the Company’s current named executive officers and directors; and

•	all current executive officers and directors of the Company as a group.

Beneficial ownership is determined according to the rules of the SEC, which generally provide that a person has beneficial ownership of a security if he, she, or it possesses sole or shared voting or investment power over that security, including options and warrants that are currently exercisable or exercisable within 60 days. Unless otherwise indicated, the Company believes that all persons named in the table below have sole voting and investment power with respect to the voting securities beneficially owned by them.

The beneficial ownership percentages set forth in the table below are based on 73,660,538 shares of Common Stock issued and outstanding as of the Closing Date, which include 1,674,765 unvested Deferred Founder Shares and Incentive Founder Shares subject to forfeiture if certain conditions are not achieved, and do not take into account the issuance of any shares of Common Stock upon the exercise of Assumed Options and Warrants, or any shares potentially issuable related to Earnout Shares.

Name and Address of Beneficial Owner(1)	Number of Shares of Common Stock Beneficially Owned	%
5% Holders
T. Rowe Price (2)	13,043,478	17.7%
Khosla Ventures (3)	7,498,171	10.2%
QED Growth (4)	5,992,667	8.1%
Spark Capital (5)	3,645,439	5.0%
Inspired Capital Partners (6)	4,585,000	6.2%
Slow Ventures (7)	4,988,012	6.8%
USV (8)	4,028,647	5.5%
HB Strategies LLC (9)	4,000,000	5.4%

Directors and Executive Officers of the Company
Michael Brown (10)	1,243,684	1.7%
Kevin Shiiba (11)	924,974	1.3%
Alex Eu (12)	702,783	1.0%
Madhuri Kommareddi (13)	216,543	0.3%
Brian Gaebe (14)	210,432	0.3%
Evan Moore (15)	39,675	0.1%
Richard J. Hendrix (16)	5,124,765	7.0%
Adam J. Fishman	—	—

All directors and executive officers as a group (8 individuals)	8,462,854	11.5%

*	Less than one percent
(1)	Unless otherwise noted, the business address of each of those listed in the table above is c/o Teamshares Inc. 214 Sullivan Street, 3B New York, NY 10012
(2)	The business address of T. Rowe Price is 1307 Point Street Baltimore, MD 21231.
(3)

Consists of (i) 5,298,177 shares owned by Khosla Ventures VII, LP, or KV VII, and (ii) 2,199,994 shares held beneficially by Khosla Ventures Opportunity I, LP, or KV Opp I. The general partner of KV VII is Khosla Ventures Associates VII, LLC, or KVA VII. The general partner of KV Opp I is Khosla Ventures Opportunity Associates I, LLC, or KVOA I. VK Services, LLC, or VK Services, is the sole manager of KVA VII and KVOA I. Vinod Khosla is the managing member of VK Services. Each of Mr. Khosla, VK Services and KVA VII may

be deemed to share voting and dispositive power over the shares held by KV VII. Mr. Khosla, VK Services and KVA VII disclaim beneficial ownership of the shares held by KV VII, except to the extent of their respective pecuniary interests therein. Each of Mr. Khosla, VK Services and KVOA I may be deemed to share voting and dispositive power over the shares held by KV Opp I. Mr. Khosla, VK Services and KVOA I disclaim beneficial ownership of such shares held by KV Opp I, except to the extent of their respective pecuniary interests therein. The business address for Mr. Khosla, and each of the foregoing entities, is 2128 Sand Hill Road, Menlo Park, California 94025.
(4)

Consists of 5,992,667 shares held beneficially by QED Growth Fund, L.P.. QED Partners Growth, LLC is the general partner of QED Growth Fund, L.P.. Nigel Morris is the managing member of QED Partners Growth, LLC and may be deemed to share voting and dispositive power over the shares held by QED Growth Fund, L.P.. Each of the foregoing persons and entities disclaims beneficial ownership of the reported shares except to the extent of their pecuniary interest therein. The business address of the foregoing entities is 405 Cameron Street, Alexandria, Virginia 22314.

(5)

Consists of 3,608,626 shares held by Spark Capital Growth Fund III, L.P. and 36,813 shares owned by Spark Capital Growth Founders’ Fund III, L.P. (together, the “Spark Entities”). Spark Growth Management Partners III, LLC is the General Partner of the Spark Entities. Alex Finkelstein, Jeremy Philips, and Santo Politi are the Managing Members of Spark Growth Management Partners III, LLC and hold voting and dispositive power over the shares held by the Spark Entities. Each of the foregoing persons disclaims beneficial ownership of the reported shares except to the extent of their pecuniary interest therein. The business address of Spark Capital is 200 Clarendon Street, Floor 59, Boston, MA 02116.

(6)

Consists of (i) 2,621,470 shares held beneficially by Inspired Capital Partners I, L.P., (ii) 1,484,996 shares held beneficially by Inspired Capital Partners TMS2, L.P., or TMS2, and (iii) 478,534 shares owned by Inspired Capital TMS, L.P., or TMS. Inspired Capital Partners GP I, LLC is the general partner of Inspired Capital Partners I, L.P. Inspired Capital GP SPV, LLC is the general partner of each of TMS and TMS2. Alexa von Tobel is the managing member of each of Inspired Capital Partners GP I, LLC and Inspired Capital GP SPV, LLC and holds voting and dispositive power over the shares held by each of the foregoing entities. Each of the foregoing persons and entities disclaims beneficial ownership of the reported shares except to the extent of his or her pecuniary interest therein. The business address for Ms. von Tobel and each of the foregoing entities is 817 Broadway, 8th Floor, New York, NY 10003.

(7)

Consists of (i) 128,647 shares held beneficially by Slow Ventures III-A, LP, (ii) 2,361,901 shares held beneficially by Slow Ventures III, LP (together, the Slow Ventures III Entities), (iii) 1,197,476 shares held beneficially by Slow Ventures Opportunity Fund I, L.P., and (iv) 1,299,988 shares owned by Slow Ventures Opportunity Fund II, LP (the Slow Ventures III Entities together with Slow Ventures Opportunity Fund I, L.P. and Slow Ventures Opportunity Fund II, L.P., collectively, the Slow Funds). Slow Ventures GP III, LLC is the general partner of each of the Slow Ventures III Entities. Slow Ventures Opportunity GP I, LLC is the general partner of Slow Ventures Opportunity Fund I, L.P. Slow Ventures Opportunity GP II, LLC is the general partner of Slow Ventures Opportunity Fund II, L.P. Slow Ventures, LLC serves as investment manager to each of the Slow Funds. Kevin Colleran serves as Managing Director of each of Slow Ventures GP III, LLC, Slow Ventures Opportunity GP I, LLC, and Slow Ventures Opportunity GP II, LLC and may be deemed to share voting and dispositive power over, and beneficially own, the shares held by each of the Slow Funds. Each of the foregoing persons and entities disclaims beneficial ownership of the reported shares except to the extent of his or its pecuniary interest therein. The business address for Mr. Colleran and each of the foregoing entities is 1006 Kearny Street, San Francisco, CA 94133.

(8)

Consists of (i) 2,271,932 shares held beneficially by USV 2019, LP, (ii) 91,920 shares held beneficially by USV Bundled 2022, LP, (iii) 14,441 shares held beneficially by USV Bundled Investors 2022, LP, (iv) 106,739 shares held beneficially by USV Investors 2019, LP, and (v) 1,543,615 shares owned by USV Opportunity 2022, LP. USV 2019 GP, LLC is the general partner of each of USV 2019, LP and USV Investors 2019, LP and serves as investment manager to such funds. USV Opportunity 2022 GP, LLC is the general partner of USV Opportunity 2022, LP and serves as investment manager to such fund. USV Bundled 2022 GP, LLC is the general partner of each of USV Bundled 2022, LP and USV Bundled Investors 2022, LP and serves as investment manager to such funds. Each of USV 2019 GP, LLC, USV Opportunity 2022 GP, LLC, and USV Bundled 2022 GP, LLC may be deemed to share voting and dispositive power over, and beneficially own, the shares held by their respective funds. Each of the foregoing entities disclaims beneficial ownership of the reported shares except to the extent of its pecuniary interest therein. The business address for each of the foregoing entities is 817 Broadway, 14th Floor, New York, NY 10003.

(9)

Hudson Bay Capital Management LP, the investment manager of HB Strategies LLC, has voting and investment power over these securities. Sander Gerber is the managing member of Hudson Bay Capital GP LLC, which is the general partner of Hudson Bay Capital Management LP. Each of HB Strategies LLC and Sander Gerber disclaims beneficial ownership over these securities. The address of HB Strategies LLC is c/o Hudson Bay Capital Management LP, 290 Harbor Drive, 3rd Floor, Stamford, CT 06902.

(10)	Includes 27,174 shares issued in connection with the PIPE Investment.
(11)	Includes 27,174 shares issued in connection with the PIPE Investment. Includes 148,000 options that will have vested within 60 days of June 18, 2026.
(12)	Includes 27,174 shares issued in connection with the PIPE Investment. Includes 380,971 options that will have vested within 60 days of June 18, 2026.
(13)	Includes 13,587 shares issued in connection with the PIPE Investment. Includes 202,956 options that will have vested within 60 days of June 18, 2026.
(14)	Includes 13,587 shares issued in connection with the PIPE Investment. Includes 196,845 options that will have vested within 60 days of June 18, 2026.
(15)	Includes 11,870 shares in connection with the Teamshares SAFE Investment.
(16)

Includes 1,674,765 unvested Deferred Founder Shares and Incentive Founder Shares subject to forfeiture if certain certain stock price thresholds are not achieved as detailed in the Sponsor Letter Agreement. The Sponsor is the record holder of such shares. Richard J. Hendrix, Live Oak’s Chief Executive Officer, is the managing member of the Sponsor and controls the management of the Sponsor, including the exercise of voting and investment discretion over the securities of Live Oak held by the Sponsor. Mr. Hendrix disclaims any beneficial ownership of the securities held by the Sponsor other than to the extent of any pecuniary interest he may have therein, directly or indirectly. All of Live Oak’s officers and directors and certain of their affiliates are direct or indirect members of the Sponsor. Each such person disclaims any beneficial ownership of the reported shares other than to the extent of any pecuniary interest they may have therein, directly or indirectly.

Directors and Executive Officers

Upon the consummation of the Transactions, and in accordance with the terms of the Merger Agreement, each executive officer of Live Oak prior to the consummation of the Transactions ceased serving in such capacities, and the directors of Live Oak ceased serving on Live Oak’s board of directors, except as indicated below.

On June 18, 2026, Michael Brown, Alex Eu, Richard J. Hendrix, Adam Fishman and Evan Moore were appointed as directors of the board of directors of the Company (the “Board”), to serve until their terms expire at the applicable annual meeting of stockholders and until their successors are elected and qualified. The Board was set at five (5) directors (classified into three classes with staggered three-year terms). Richard J. Hendrix was appointed as Chairman of the Board.

On June 18, 2026, the following individuals were appointed as executive officers of the Company: Michael Brown as Chief Executive Officer (principal executive officer), Brian Gaebe as Chief Financial Officer (principal financial officer and principal accounting officer), Madhuri Kommareddi as Chief Operating Officer, Alex Eu as President, and Kevin Shiiba as Chief Technology Officer.

Reference is also made to the disclosure described in the Proxy Statement/Prospectus in the section titled “Management After the Business Combination” for biographical information about each of the directors and officers, following the Transactions, which is incorporated herein by reference.

Director Independence

The Board has determined that each of Richard J. Hendrix, Adam Fishman and Evan Moore is deemed to be an independent director within the meaning of the listing rules of Nasdaq. Michael Brown and Alex Eu, as employees of the Company, are not considered independent.

Executive & Director Compensation

The executive and director compensation of the Company’s named executive officers and directors is described in the Proxy Statement/Prospectus in the section titled “Executive Compensation of Teamshares” and that information is incorporated herein by reference.

Our named executive officers are Michael Brown (Chief Executive Officer), Brian Gaebe (Chief Financial Officer) and Madhuri Kommareddi (Chief Operating Officer).

Executive Employment Agreements

In connection with the Business Combination, the Company entered into employment agreements with each of its executive officers in May 2026, effective as of the Closing Date. The material terms of such employment agreements are described in the Proxy Statement/Prospectus in the section titled “Interests of Directors and Executive Officers in the Business Combination” and are incorporated herein by reference.

Compensation Committee Interlocks and Insider Participation

Interlocks and insider participation information regarding the Company’s executive officers is described in the Proxy Statement/Prospectus in the section titled “Management After the Business Combination—Compensation Committee Interlocks and Insider Participation” and that information is incorporated herein by reference.

Committees of the Board of Directors

Effective as of the Closing, the standing committees of the Board consist of an audit committee (the “Audit Committee”), a compensation committee (the “Compensation Committee”) and a nominating and corporate governance committee (the “Nominating and Corporate Governance Committee”). Each of the committees reports to the Board.

Effective as of the Closing, the Board appointed Adam Fishman, Richard J. Hendrix and Evan Moore to serve on the Audit Committee, with Adam Fishman serving as chairperson and qualifying as an “audit committee financial expert,” as such term is defined in Item 407(d)(5) of Regulation S-K. All members of the Audit Committee meet the requirements for financial literacy under the applicable Nasdaq rules and regulations.

The Board also appointed Evan Moore, Richard J. Hendrix and Adam Fishman to serve on the Compensation Committee, with Evan Moore serving as chairperson.

The Board appointed Richard J. Hendrix, Adam Fishman and Evan Moore to serve on the Nominating and Corporate Governance Committee, with Richard J. Hendrix serving as chairperson.

Each committee operates under a written charter adopted by the Board at Closing. Copies of the Audit Committee Charter, Compensation Committee Charter and Nominating and Corporate Governance Committee Charter are available on the Company’s website at www.teamshares.com. The Company has also adopted a Disclosure Committee Charter (a management-level disclosure committee).

Certain Relationships and Related Party Transactions

Certain relationships and related party transactions of the Company are described in the Proxy Statement/Prospectus in the section titled “Certain Relationships and Related Person Transactions” and that information is incorporated herein by reference.

Legal Proceedings

Reference is made to the disclosure regarding legal proceedings in the section of the Proxy Statement/Prospectus titled “Information About Live Oak—Legal Proceedings” and “Information About Teamshares—Legal Proceedings”, which is incorporated herein by reference.

Market Price of and Dividends on the Registrant’s Common Equity and Related Stockholder Matters

Live Oak’s Class A Ordinary Shares, Units and Public Warrants were historically quoted on Nasdaq under the symbols “LOKV,” “LOKVU” and “LOKVW,” respectively. On June 23, 2026, the Common Stock and Warrants began trading on Nasdaq under the new trading symbols “TMS” and “TMSWW” respectively.

Dividends

The Company has not paid any cash dividends on the Common Stock to date. The Company may retain future earnings, if any, for future operations, expansion and debt repayment and has no current plans to pay cash dividends for the foreseeable future. Any decision to declare and pay dividends in the future will be made at the discretion of the Board and will depend on, among other things, the Company’s results of operations, financial condition, cash requirements, contractual restrictions and other factors that the Board may deem relevant. In addition, the Company’s ability to pay dividends may be limited by covenants of any existing and future outstanding indebtedness the Company or its subsidiaries incur. The Company does not anticipate declaring any cash dividends to holders of the Common Stock in the foreseeable future.

Information regarding the Company’s securities is described in the Proxy Statement/Prospectus in the section titled “Market Price and Dividend Information” and “Description of Securities of the Combined Company” and such information is incorporated herein by reference.

Securities Authorized for Issuance Under Equity Compensation Plans

The Company has initially reserved approximately 5,039,004 shares of Common Stock for issuance pursuant to the 2026 Incentive Plan (as defined below), subject to certain adjustments set forth therein. Additionally, the Company has initially reserved approximately 1,439,715 shares of Common Stock for issuance pursuant to the ESPP (as defined below), subject to certain adjustments set forth therein.

Recent Sales of Unregistered Securities

The information set forth under Items 1.01 and 3.02 of this Current Report is incorporated herein by reference.

Description of Registrant’s Securities to Be Registered

As of June 18, 2026, following the completion of the Transactions, there were approximately 71,985,774 shares of Common Stock issued and outstanding held of record by 37 holders, and 16,000,000 Warrants outstanding held of record by two holders. Such amounts do not include DTC participants or beneficial owners holding shares through nominee names.

Common Stock

A description of the Common Stock is included in the Proxy Statement/Prospectus in the section titled “Description of Securities of the Combined Company—Common Stock”, which is incorporated herein by reference.

Warrants

A description of the Company’s Warrants is included in the Proxy Statement/Prospectus in the sections titled “Description of Securities of the Combined Company” and “Certain Relationships and Related Person Transactions—Live Oak”, which is incorporated herein by reference. Each whole Warrant entitles the holder to purchase one share of Common Stock at an initial exercise price of $11.50 per share, subject to adjustment. The Warrants will become exercisable 30 days after the Closing and will expire five years after the Closing, or earlier upon redemption or liquidation.

Indemnification of Directors and Officers

Information about indemnification of the Company’s directors and officers is set forth in the Proxy Statement/Prospectus in the section titled “Management After the Business Combination—Limitation on Liability and Indemnification of Directors and Officers”, which is incorporated herein by reference. The disclosure set forth in Item 1.01 of this Current Report under the section titled “Indemnification Agreements” is also incorporated herein by reference.

Financial Statements and Supplementary Data

The information set forth under Item 9.01 of this Current Report is incorporated herein by reference.

Changes in and Disagreements with Accountants on Accounting and Financial Disclosure

The information set forth under Item 4.01 of this Current Report is incorporated herein by reference.

Item 3.02.	Unregistered Sales of Equity Securities.

The disclosure set forth in the “Introductory Note” above and in Item 1.01 of this Current Report under the caption “Subscription Agreements” is incorporated into this Item 3.02 by reference.

The PIPE Shares issued by the Company in connection with the PIPE Investment have not been registered under the Securities Act, in reliance on the exemption from registration provided by Section 4(a)(2) of the Securities Act.

Any shares of Common Stock issued or issuable to the Seller pursuant to the Forward Purchase Agreement described in Item 1.01 of this Current Report were, or will be, issued in reliance on the exemption from registration provided by Section 4(a)(2) of the Securities Act.

Item 3.03.	Material Modification to Rights of Security Holders.

The information set forth in Item 5.03 of this Current Report is incorporated herein by reference.

Item 4.01.	Change in Registrant’s Certifying Accountant.

For accounting purposes, the transactions contemplated by the Merger Agreement are treated as a reverse recapitalization and, as such, the historical financial statements of the accounting acquirer, Legacy Teamshares, which have been audited by KPMG LLP (“KPMG”), will become the historical financial statements of the Company. In a reverse recapitalization, a change of accountants is presumed to have occurred unless the same accountant audited the pre-transaction financial statements of both the legal acquirer and the accounting acquirer, and such change is generally presumed to occur on the date the reverse recapitalization is completed.

(a)	Dismissal of independent registered public accounting firm.

On June 18, 2026, the Audit Committee dismissed WithumSmith+Brown, PC (“Withum”), Live Oak’s independent registered public accounting firm prior to consummation of the Transactions, as the Company’s independent registered public accounting firm effective immediately.

The reports of Withum on Live Oak’s financial statements as of and for the fiscal year ended December 31, 2025 and for the period from November 27, 2024 (inception) through December 31, 2024, did not contain an adverse opinion or a disclaimer of opinion, and were not otherwise qualified or modified as to uncertainties, audit scope or accounting principles, except as follows:

Withum’s report on the consolidated financial statements of Live Oak and subsidiaries as of and for the years ended December 31, 2025 and for the period from November 27, 2024 (inception) through December 31, 2024, contained a separate paragraph stating that “if the Company is unable to complete a business combination by March 3, 2027, then the Company will cease all operations except for the purpose of liquidating. The date for mandatory liquidation and subsequent dissolution raises substantial doubt about the Company’s ability to continue as a going concern. Management’s plans in regard to these matters are also described in Note 1. The consolidated financial statements do not include any adjustments that might result from the outcome of this uncertainty.”

During the period from November 27, 2024 (inception) through December 31, 2024,the year ended December 31, 2025, and subsequent interim period through June 18, 2026 there were no (1) ‘disagreements’ (within the meaning of Item 304(a)(1)(iv) of Regulation S-K and related instructions under the Exchange Act) between Live Oak and Withum on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedures, which disagreements, if not resolved to Withum’s satisfaction, would have caused Withum to make reference to the subject matter of the disagreement in its reports on Live Oak’s financial statements for such period; or (2) ‘reportable events’ (as defined in Item 304(a)(1)(v) of Regulation S-K under the Exchange Act).

The Company has provided Withum with a copy of the foregoing disclosures and has requested that Withum furnish the Company with a letter addressed to the SEC stating whether it agrees with the statements made by the Company set forth above. A copy of Withum’s letter, dated June 18, 2026, is filed as Exhibit 16.1 to this Current Report and is incorporated herein by reference.

(b)	Disclosures regarding the appointment of new independent registered public accounting firm.

On June 18, 2026, the Audit Committee approved the engagement of KPMG as the Company’s independent registered public accounting firm to audit the Company’s consolidated financial statements for the year ending December 31, 2026. KPMG has served as the independent registered public accounting firm for Legacy Teamshares prior to the consummation of the Transactions. During the period from November 27, 2024 (inception) through December 31, 2025, and subsequent interim period through June 18, 2026, neither Live Oak nor anyone on Live Oak’s behalf consulted with KPMG with respect to (i) the application of accounting principles to a specified transaction, either completed or proposed, the type of audit opinion that might be rendered on the Company’s financial statements, and neither a written report nor oral advice was provided to the Company that KPMG concluded was an important factor considered by the Company in reaching a decision as to any accounting, auditing or financial reporting issue, or (ii) any other matter that was either the subject of a disagreement or a reportable event (each as defined in Item 304(a)(1)(v) of Regulation S-K under the Exchange Act).

Item 5.01.	Changes in Control of Registrant.

The information set forth above in the section titled “Directors and Executive Officers” in Item 2.01 to this Current Report is incorporated in this Item 5.01 by reference. See also the section of the Proxy Statement/Prospectus titled “Executive Compensation of Teamshares” for a description of compensation arrangements with the Company’s executives and directors, which is incorporated herein by reference.

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Executive Officers and Directors

The information set forth above in the sections titled “Directors and Executive Officers,” “Executive & Director Compensation,” “Committees of the Board of Directors” and “Certain Relationships and Related Party Transactions” in Item 2.01 to this Current Report is incorporated in this Item 5.02 by reference. See also the sections of the Proxy Statement/Prospectus titled “Executive Compensation of Teamshares” and “Interests of Directors and Executive Officers in the Business Combination” for a description of compensation arrangements with the Company’s executive officers and directors, which is incorporated herein by reference.

Teamshares Inc. 2026 Incentive Award Plan

At the Extraordinary General Meeting, the shareholders of Live Oak considered and approved the Teamshares Inc. 2026 Incentive Award Plan (the “2026 Incentive Plan”), under which the Company and its affiliates may grant cash and equity incentive awards to its eligible service providers in order to attract and retain key personnel. The 2026 Incentive Plan was approved by the Live Oak shareholders on June 16, 2026 and was ratified and approved by the Board on June 18, 2026, and became effective upon the Closing Date. The initial share reserve under the 2026 Incentive Plan is 5,039,004 shares, which generally is equal to 7% of the number of shares of Common Stock outstanding immediately following the Closing, with an annual increase on January 1 of each year from 2027 through 2036 equal to (i) 4% of the aggregate number of shares of Common Stock outstanding on the final day of the immediately preceding calendar year, or (ii) such smaller number of shares as determined by the Board.

A summary of the terms of the 2026 Incentive Plan is set forth in the Proxy Statement/Prospectus in the section titled “The Incentive Plan Proposal (Proposal 10)”, which is incorporated herein by reference. Such summary and the foregoing description of the 2026 Incentive Plan are qualified in their entirety by reference to the full text of the 2026 Incentive Plan, a copy of which is attached hereto as Exhibit 10.10 and incorporated herein by reference.

Teamshares Inc. 2026 Employee Stock Purchase Plan

At the Extraordinary General Meeting, the shareholders of Live Oak considered and approved the Teamshares Inc. 2026 Employee Stock Purchase Plan (the “ESPP”), which provides employees of the Company and its participating subsidiaries with the opportunity to purchase shares of Common Stock at a discount through accumulated payroll deductions during successive offering periods. The ESPP was approved by the Live Oak shareholders on June 16, 2026 and was ratified and approved by the Board on June 18, 2026, and became effective upon the Closing Date. The initial share reserve under the ESPP is 1,439,715 shares, which generally is equal to 2% of the number of shares of Common Stock outstanding immediately following the Closing, with an annual increase on January 1 of each year from 2027 through 2036 equal to (i) 1% of the aggregate number of shares of Common Stock outstanding on the final day of the immediately preceding calendar year, or (ii) such smaller number of shares as determined by the Board.

A summary of the terms of the ESPP is set forth in the Proxy Statement/Prospectus in the section titled “The Employee Stock Purchase Plan Proposal (Proposal 11)”, which is incorporated herein by reference. Such summary and the foregoing description of the ESPP are qualified in their entirety by reference to the full text of the ESPP, a copy of which is attached hereto as Exhibit 10.11 and incorporated herein by reference.

Teamshares Inc. 2020 Equity Incentive Plan

In connection with the consummation of the Transactions, the Company assumed the Teamshares Inc. 2020 Equity Incentive Plan, as amended (the “2020 Plan”) from Legacy Teamshares and, thereafter, terminated the 2020 Plan upon effectiveness of the 2026 Incentive Plan. However, any outstanding awards granted under the 2020 Plan will remain outstanding, subject to the terms of the 2020 Plan and applicable award agreements. An aggregate of 1,643,244 shares were authorized under the 2020 Plan.

A summary of the terms of the 2020 Plan is set forth in the Proxy Statement/Prospectus in the section titled “Executive Compensation of Teamshares—Equity Incentive Plan”, which is incorporated herein by reference. Such summary and the foregoing description of the 2020 Plan are qualified in their entirety by reference to the full text of the 2020 Plan, a copy of which is attached hereto as Exhibit 10.12 and incorporated herein by reference.

Item 5.03.	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

The disclosure set forth in Item 3.03 of this Current Report is incorporated in this Item 5.03 by reference.

The description of the Certificate of Incorporation and the general effect upon the rights of holders of the Company’s capital stock are included in the Proxy Statement/Prospectus in the sections titled “The Domestication Proposal (Proposal 2)” and “The Organizational Documents Proposal (Proposals 4-9)”, which are incorporated by reference herein. Copies of the Certificate of Incorporation and the Bylaws are filed as Exhibit 3.1 and Exhibit 3.2 hereto, respectively, and are incorporated herein by reference.

Item 5.05.	Amendments to the Registrant’s Code of Ethics, or Waiver of a Provision of the Code of Ethics.

In connection with the Business Combination, on the Closing Date, the Board approved and adopted a new Code of Business Conduct & Ethics applicable to all employees, officers and directors of the Company. A copy of the Code of Business Conduct & Ethics can be found at the Company’s website at www.teamshares.com.

Item 5.06.	Change in Shell Company Status.

As a result of the Transactions, Live Oak ceased being a shell company (as defined in Rule 12b-2 of the Exchange Act) as of the Closing. Reference is made to the disclosure in the Proxy Statement/Prospectus in the sections titled “The Business Combination Proposal (Proposal 1)” and “Proposal No. 2—The Domestication Proposal” which are incorporated herein by reference. Further, the information set forth in the Introductory Note and under Item 2.01 of this Current Report is incorporated herein by reference.

Item 8.01.	Other Events.

On June 19, 2026, the Company issued a press release announcing the completion of the Business Combination, a copy of which is furnished as Exhibit 99.2 hereto.

The information set forth in this Item 8.01 (including Exhibit 99.2) shall not be deemed “filed” for purposes of Section 18 of the Exchange Act or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference in any filing under the Securities Act or the Exchange Act, except as expressly set forth by specific reference in such a filing.

Item 9.01.	Financial Statements and Exhibits.

(a) Financial Statements of Businesses Acquired.

Consolidated Financial Statements

The audited consolidated balance sheets of Live Oak as of December 31, 2025 and 2024, and the related consolidated statements of operations and comprehensive income, shareholders’ equity and cash flows for the year ended December 31, 2025 and for the period from November 27, 2024 (inception) through December 31, 2024, together with the related notes and the report of independent registered public accounting firm, included in the Proxy Statement/Prospectus in the section titled “Index to Financial Statements—Live Oak Acquisition Corp. V” are incorporated herein by reference.

The unaudited condensed consolidated balance sheet of Live Oak as of March 31, 2026, and the related condensed consolidated statements of operations and comprehensive income, shareholders’ equity and cash flows for the three months ended March 31, 2026, together with the related notes thereto, included in the Proxy Statement/Prospectus in the section titled “Index to Financial Statements—Live Oak Acquisition Corp. V” are incorporated herein by reference.

The audited consolidated balance sheets of Legacy Teamshares as of December 31, 2025 and 2024, and the related consolidated statements of operations and comprehensive income, shareholders’ equity and cash flows for the year ended December 31, 2025 and 2024, together with the related notes and the report of independent registered public accounting firm, included in the Proxy Statement/Prospectus in the section titled “Index to Financial Statements—Financial Statements of Teamshares Inc.” are incorporated herein by reference.

The unaudited condensed consolidated balance sheet of Legacy Teamshares as of March 31, 2026, and the related condensed consolidated statements of operations and comprehensive income, shareholders’ equity and cash flows for the three months ended March 31, 2026, together with the related notes thereto, included in the Proxy Statement/Prospectus in the section titled “Index to Financial Statements—Financial Statements of Teamshares Inc.” are incorporated herein by reference.

(b) Pro Forma Financial Information.

Unaudited Pro Forma Condensed Combined Financial Information

The unaudited pro forma condensed combined financial information of the Company as of and for the year ended December 31, 2025 is included in the Proxy Statement/Prospectus in the section entitled “Unaudited Pro Forma Condensed Combined Financial Information” beginning on page 90 of the Proxy Statement/Prospectus and is incorporated herein by reference.

The unaudited pro forma condensed combined financial statements of the Company as of and for the three months ended March 31, 2026, are filed with this Current Report on Form 8-K as Exhibit 99.1 and incorporated herein by reference.

(d) Exhibits.

Exhibit No.	Description

2.1**+	Agreement and Plan of Merger, dated as of November 14, 2025, by and among Live Oak, Teamshares, Merger Sub, Merger Sub II, the SPAC Representative and the Seller Representative (incorporated herein by reference to Live Oak’s Current Report on Form 8-K filed on November 14, 2025)

2.2+	First Amendment to the Agreement and Plan of Merger, dated as of April 1, 2026, by and among Live Oak and Teamshares (incorporated herein by reference to Live Oak’s Current Report on Form 8-K filed on April 2, 2026)

2.3+	Second Amendment to the Agreement and Plan of Merger, dated as of May 13, 2026, by and among Live Oak and Teamshares (incorporated herein by reference to Live Oak’s Current Report on Form 8-K filed on May 13, 2026)

3.1	Amended and Restated Certificate of Incorporation of Teamshares Inc. (including Certificate of Corporate Domestication).

3.2	Bylaws of Teamshares Inc.

4.1+	Warrant Agreement, dated February 27, 2025, by and between Live Oak and CST, as warrant agent (incorporated herein by reference to Live Oak’s Current Report on Form 8-K filed on March 4, 2025)

4.2	Specimen Common Stock Certificate of Teamshares Inc.

10.1+	Form of Indemnification Agreement between Teamshares Inc. and each of its directors and executive officers (incorporated by reference to Exhibit 10.14 of the Company’s Registration Statement on Form S-4 (File No. 333-294869), filed with the SEC on May 22, 2026).

10.2(a)+	First Insider Letter Amendment, dated as of November 14, 2025, by and among Live Oak and its officers and directors, the Sponsor and Teamshares (incorporated herein by reference to Live Oak’s Current Report on Form 8-K filed on November 14, 2025)

10.2(b)+	Second Insider Letter Amendment, dated as of April 1, 2026, by and among Live Oak and its officers and directors, the Sponsor and Teamshares (incorporated herein by reference to Live Oak’s Current Report on Form 8-K filed on April 2, 2026)

10.3+	Form of Lock-Up Agreement, dated as of November 14, 2025, by and among Live Oak, the Sponsor and the Significant Company Holders. (incorporated herein by reference to Live Oak’s Current Report on Form 8-K filed on November 14, 2025)

10.4+	Form of Lock-Up Agreement, dated as of November 14, 2025, by and among Live Oak, the Sponsor and the members of Teamshares’ management (incorporated herein by reference to Live Oak’s Current Report on Form 8-K filed on November 14, 2025)

10.5	Form of Employee Lock-Up Agreement.

10.6+	Amended and Restated Registration Rights Agreement, dated as of June 18, 2026, by and among Teamshares Inc. and each of the stockholders of Teamshares Inc. identified on the signature pages thereto (incorporated herein by reference to Live Oak’s Current Report on Form 8-K filed on November 14, 2025).

10.7+	Form of Voting and Support Agreement, dated as of November 14, 2025, by and among Live Oak, Teamshares and the Significant Company Holders (incorporated herein by reference to Live Oak’s Current Report on Form 8-K filed on November 14, 2025)

10.8+	Form of PIPE Subscription Agreement, dated as of November 14, 2025, by and among the Live Oak and certain investors party thereto (incorporated herein by reference to Live Oak’s Current Report on Form 8-K filed on November 14, 2025)

Exhibit No.	Description

10.9+	Forward Purchase Agreement dated June 1, 2026, by and between Live Oak Acquisition Corp. V and HB Strategies LLC (incorporated herein by reference to Live Oak’s Current Report on Form 8-K filed on June 2, 2026)

10.10	Teamshares Inc. 2026 Incentive Award Plan.

10.10(a)	Form of Stock Option Agreement under the Teamshares Inc. 2026 Incentive Award Plan.

10.10(b)	Form of Restricted Stock Unit Agreement under the Teamshares Inc. 2026 Incentive Award Plan.

10.11	Teamshares Inc. 2026 Employee Stock Purchase Plan.

10.12	Teamshares Inc. 2020 Equity Incentive Plan.

10.13	Form of Stock Option Agreement under the Teamshares Inc. 2020 Equity Incentive Plan.

10.14	Employment Agreement, dated as of May 16, 2026, between Michael Brown and Teamshares Inc.

10.15	Employment Agreement, dated as of May 16, 2026, between Brian Gaebe and Teamshares Inc.

10.16	Employment Agreement, dated as of May 16, 2026, between Madhuri Kommareddi and Teamshares Inc.

10.17	Form of Non-Redemption Agreement.

16.1	Letter from WithumSmith+Brown, PC to the SEC, dated June 18, 2026.

21.1	List of Subsidiaries of Teamshares Inc.

99.1	Unaudited pro forma condensed combined financial information of the Company as of March 31, 2026, and for the three months ended March 31, 2026.

99.2	Press Release, dated June 19, 2026, announcing the closing of the Business Combination.

104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

**

The annexes, schedules, and certain exhibits to this Exhibit have been omitted pursuant to Item 601(b)(2) of Regulation S-K. The Registrant hereby agrees to furnish supplementally a copy of any omitted annex, schedule or exhibit to the SEC upon request.

+	Previously filed.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this Current Report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: June 25, 2026

TEAMSHARES INC.

By:	/s/ Brian Gaebe
Name:	Brian Gaebe
Title:	Chief Financial Officer